UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2015

PUREBASE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-188575	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Sierra Avenue, Suite 402
Yuba City, CA 95993
(Address of principal executive offices)

Registrant’s telephone number, including area code: (530) 676-7873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendment to Articles of Incorporation

PureBase Corporation (the “Company”) filed a Certificate of Change with the Nevada Secretary of State amending its Articles of Incorporation effective as of June 15, 2015 to reflect a 2-for-1 stock split of the Company’s outstanding common stock. Stockholders will not receive additional share certificates, rather the Company’s transfer agent will make a book entry for the account of each stockholder of record on June 15, 2015 reflecting the post-split number of shares held by each such stockholder. As of June 15, 2015 the total shares of the Company’s common stock outstanding increased from 70,422,780 to 140,845,560. The Registrant’s authorized shares of common stock will remain unchanged at 520,000,000.  The Registrant’s authorized shares of preferred stock remained unchanged at 10,000,000.

The Stock Split was duly approved by the Company’s Board of Directors and by stockholders owning over 50% of the outstanding common stock.

Pursuant to the Certificate of Change, holders of the Company’s common stock will be deemed to hold two (2) post-split shares of common stock for every one (1) share of the Company’s common stock issued and outstanding held immediately prior to June 15, 2015.

Item 8.01       Other Events

Pursuant to the approval of the Financial Industry Regulatory Authority (“FINRA”) issued on June 15, 2015, at the opening of the market on June 17, 2015 the Company’s common stock will be listed on a split-adjusted basis. The common stock will trade under the symbol “PUBCD” for 20 business days after which the Company’s common stock will revert back to be listed under the symbol “PUBC”. The common stock will be listed under the new CUSIP number, 74624L203.

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit

3.1.4	Certificate of Change to the Company’s Articles of Incorporation effective June 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2015	PUREBASE CORPORATION

	By:	/s/ Scott Dockter
Scott Dockter
Chief Executive Officer